UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 22, 2018
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☑

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual general meeting of shareholders of Atlas Financial Holdings, Inc. (the "Corporation") was held May 22, 2018. In connection with the meeting, proxies were solicited pursuant to the Securities and Exchange Act of 1934. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Corporation's 2018 Proxy Statement filed on April 30, 2018 (the "Proxy Statement").

(1) The Directors of the Corporation were elected as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Gordon Pratt	8,870,840	390,346	1,204,352
Jordan Kupinsky	8,764,296	496,890	1,204,352
John T. Fitzgerald	8,492,263	768,923	1,204,352
Walter F. Walker	9,074,595	186,591	1,204,352
Scott D. Wollney	9,066,641	194,545	1,204,352

(2) The shareholders ratified the appointment of BDO USA, LLP as the Corporation's auditors for the fiscal year ending December 31, 2018 by a vote of 10,449,638 shares “for,” 14,162 shares “against,” 1,738 shares abstaining and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Financial Holdings, Inc.

Date: May 25, 2018                    By:    /s/ Paul Romano
                             Name:    Paul Romano

Title: Vice President and Chief Financial Officer